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                                                                      Exhibit 11
                 Statement Re Computation of Per Share Earnings

Primary earnings per share were calculated as follows:

                                                        Three Months Ended            Nine Months Ended
                                                          September 30,                 September 30,
                                                      -----------------------       -----------------------
(Amounts in thousands except per share amounts)         1997           1996           1997           1996
                                                      --------        -------       --------        -------
Net income:
   Continuing operations                              $  1,579        $ 5,283       $  9,276        $16,780
   Discontinued operations                                  --         (1,319)         5,389         (1,974)
                                                      --------        -------       --------        -------
                                                      $  1,579        $ 3,964       $ 14,665        $14,806
                                                      ========        =======       ========        =======

Average shares of common stock outstanding              29,377         23,155         28,670         23,094
Add: Net shares assumed to be issued for
   dilutive stock options                                  917            816            779            679
                                                      --------        -------       --------        -------

   Average shares of common stock and common
   stock equivalents outstanding                        30,294         23,971         29,449         23,773
                                                      ========        =======       ========        =======


Earning per common share:
   Continuing operations                              $   0.05        $  0.22       $   0.32        $  0.70
   Discontinued operations                                  --          (0.05)          0.18          (0.08)
                                                      --------        -------       --------        -------
                                                      $   0.05        $  0.17       $   0.50        $  0.62
                                                      ========        =======       ========        =======


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